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                              EXHIBIT 99.B(15)(b)



                SERVICING AGREEMENT FOR DISTRIBUTION ASSISTANCE
                AND SHAREHOLDER ADMINISTRATIVE SUPPORT SERVICES

                                      AND

         AMENDMENT TO SERVICING AGREEMENT FOR DISTRIBUTION ASSISTANCE
                AND SHAREHOLDER ADMINISTRATIVE SUPPORT SERVICES

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                SERVICING AGREEMENT FOR DISTRIBUTION ASSISTANCE
                AND SHAREHOLDER ADMINISTRATIVE SUPPORT SERVICES
                ===============================================


Chicago Title and Trust Company
171 North Clark Street
Chicago, IL 60601-3294

Ladies and Gentlemen:

     Fund/Plan Broker Services, Inc. (the "Distributor") serves as the distributor of CT&T Funds, a Delaware business trust, (the "Trust"), which is registered under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to Rule 12b-1 under the 1940 Act, the holders of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust identified on Schedule A hereto (individually, a "Fund"; collectively, the "Funds") have adopted a Distribution and Services Plan (the "Plan") that, among other things, authorizes the Distributor to enter into agreements with third parties to implement the Plan. The Distributor proposes to enter into this Servicing Agreement for Distribution Assistance and Shareholder Administrative Support Services with you (the "Servicing Organization") concerning the provision of distribution assistance and shareholder administrative support services in connection with the sale of Shares to the Servicing Organization's customers ("Customers") who may from time to time own of record or beneficially a Fund's Shares. The terms and conditions of this Agreement are as follows:

1. SERVICES AS SERVICING ORGANIZATION

     1.1 The Servicing Organization is hereby authorized to provide the following distribution assistance with respect to a Fund's Shares: (i) aggregating and placing purchase exchange and redemption orders directly with the Trust's Transfer Agent, in each case subject to the terms and conditions set forth in the prospectus as amended from time to time of a Fund (the "Prospectus") and the operating procedures and policies established by the Distributor; (ii) engaging in advertising with respect to a Fund's Shares; (iii) preparing, printing, and distributing a Fund's Prospectus, reports and sales literature; and/or
          (iv) such other similar services as the Distributor may reasonably request to the extent the Servicing Organization is permitted to do so under applicable statutes, rules, or regulations. The Servicing Organization may from time to time undertake to perform the following administrative support services to Customers in connection with investments in the Shares of a Fund: (i) providing Customers with a service that invests the assets of their accounts in a Fund's Shares pursuant to specific or pre-authorized instructions; (ii) processing dividend and distribution payments from a Fund on behalf of Customers;
          (iii) providing information periodically to Customers showing their positions in a Fund's Shares; (iv) arranging for bank wire transfers of funds to or from a Customer's account; (v) responding to inquiries from Customers relating to their Shares or the services performed by the Servicing Organization under this Agreement; (vi) providing subaccounting, or information necessary for subaccounting with respect to a Fund's Shares beneficially owned by Customers; (vii) if required by law, forwarding communications to shareholders from the Trust (such as proxies, reports, and dividend, distribution, and tax notices) to Customers; (viii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or the Plan; (ix) rendering ongoing advice respecting the suitability of particular investment opportunities offered by the Trust in light of the Customer's need; and (x) providing such other similar services as the Distributor may reasonably request to the extent the Servicing Organization is permitted to do so under applicable statutes, rules, or regulations.

     1.2 The Servicing Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Servicing Organization's business, or any personnel employed by the Servicing Organization) as it believes may be reasonably necessary or beneficial in order to provide such distribution assistance or support services with respect to a Fund's Shares.

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     1.3  The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to the exchange privileges described in the Fund's Prospectus) shall be the applicable minimum amount set forth in the Prospectus of such Fund, and no order for less than such amount shall be accepted by the Servicing Organization. All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to the Servicing Organization for the account of any Customer or Customers.

     1.4 For all purposes of this Agreement, the Servicing Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Trust in any matter or in any respect. No person is authorized to make any representations concerning the Distributor, the Trust, or a Fund's Shares except those representations contained in the Fund's Prospectus and the Company's Statement of Additional Information and in such printed information as the Distributor of the Trust may subsequently prepare or approve. The Servicing Organization is specifically authorized to distribute to Customers a Fund's Prospectus and the Company's Statement of Additional Information and sales material approved by the Distributor. The Servicing Organization further agrees to deliver to Customers, upon the request of the Distributor, copies of any amended Prospectus and Statement of Additional Information.

     3.5 The Servicing Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor concerning the performance of the Servicing Organization's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Distributor pursuant to Section 2 of this Agreement will provide to the Distributor and the Trust's Board of Trustees, and the Trust's Board of Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, the Servicing Organization will furnish to the Distributor, the Trust or their designees such information as the Distributor, the Trust or their designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of distribution assistance and support services with respect to Shares described herein), and will otherwise cooperate with the Distributor, the Trust and their designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

2. COMPENSATION

          The Distributor has entered into an Underwriting Agreement with the Trust pursuant to which the Distributor is engaged as the Trust's exclusive agent for the distribution of the Shares of the Funds and is compensated for its services by the fees payable under the Plan. In addition, the Distributor and the Servicing Organization have entered into an Underwriter Compensation Agreement (the "UCA") pursuant to which (I) the Servicing Organization compensates the Distributor to the extent that total payments to the Distributor under the Plan are less than payments to the Distributor required by the UCA, and (ii) the Distributor makes payments to the Servicing Organization for its services hereunder to the extent that total payments to the Distributor under the Plan exceed the payments required by the UCA to be made to the Distributor. The Servicing Organization shall not receive any other compensation for its services hereunder.

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3. OTHER AGREEMENTS.

     3.1 The Servicing Organization is and will remain during the effectiveness of this Agreement qualified or exempt from qualification under all applicable federal, state and local laws relating to the business and transactions described in this Agreement, and to the extent required will comply with such laws in providing services hereunder. The Distributor has furnished the Servicing Organization a list of the states or other jurisdictions in which the Distributor believes the Shares may lawfully be sold, and the Servicing Organization will not offer Shares to persons in any jurisdiction in which it may not lawfully make such offer. The Servicing Organization will maintain all records required by applicable law or otherwise reasonably requested by the Distributor relating to transactions that it has executed pursuant to this Agreement.

     3.2 The Distributor shall not be liable to the Servicing Organization and the Servicing Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for breach of obligations expressly assumed by either party hereunder.

     3.3 The Servicing Organization will indemnify the Distributor as set forth in the UCA in connection with the discharge of its responsibilities under this Agreement.

4 . EFFECTIVE DATE; TERMINATION.

     4.1 The Agreement will become effective with respect to each Fund on the date a fully executed copy of this Agreement is received by the Distributor. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund for one year, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not n interested persons n (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement relating to such Plan, including this Agreement (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

     4.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may be terminated with respect to any Fund by the Distributor or by the Servicing Organization, without penalty, upon ten days' prior written-notice to the other party. This Agreement may also be terminated with respect to any Fund at any time on ten days' written notice without penalty by the vote of a majority of the Disinterested Trustees or of the Shares of such Fund.

5. GENERAL.

     5.1 All notices and other communications to either the Servicing Organization or the Distributor will be duly given if mailed, telegraphed or telecopied to such party.

     5.2 The Distributor may enter into other agreements for the provision of distribution assistance and/or shareholder services with any other person or persons.

     5.3 All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Pennsylvania and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
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     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated.




                                      Very truly yours,

                                      FUND/PLAN BROKER SERVICES, INC.

                                      By:________________________________

                                      Title:_____________________________

                                      Date:______________________________


Accepted:

CHICAGO TITLE AND TRUST COMPANY

By:_____________________________

Title:__________________________

Date:___________________________
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          AMENDMENT TO SERVICING AGREEMENT FOR DISTRIBUTION ASSISTANCE

                AND SHAREHOLDER ADMINISTRATIVE SUPPORT SERVICES
                ===============================================


                                  SCHEDULE "A"
                                  ------------


                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 ===============================


Below are listed the Trust's separate series of shares for which the services under this Agreement are to be performed as of the execution date of this
Agreement:

CT&T FUNDS
----------

     CHICAGO TRUST GROWTH & INCOME FUND
     CHICAGO TRUST BOND FUND
     CHICAGO TRUST MUNICIPAL BOND FUND
     CHICAGO TRUST TALON FUND
     MONTAG & CALDWELL GROWTH FUND
     MONTAG & CALDWELL BALANCED FUND
     CHICAGO TRUST ASSET ALLOCATION FUND


This Schedule "A" may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and by vote of a majority of the outstanding shares of beneficial interest effected.



CT&T Funds                                Fund/Plan Broker Services, Inc.
----------                                -------------------------------


___________________________________       _____________________________________
By: Andrew P. Mayo, President             By: Kenneth J. Kempf, President


___________________________________       _____________________________________
Attest: Kenneth C. Anderson, V.P.         Attest: Mary P. Efstration, Secretary